Exhibit 21.1

MIDCOAST ENERGY PARTNERS, L.P.

Subsidiaries of the Registrant

Company Name	State of Incorporation/ Formation/Organization
ELTM, L.P.	Delaware
Enbridge Energy Marketing, L.L.C.	Delaware
Enbridge G & P (East Texas) L.P.	Texas
Enbridge G & P (North Texas) L.P.	Texas
Enbridge G & P (Oklahoma) L.P.	Texas
Enbridge Gathering (North Texas) L.P.	Texas
Enbridge Holdings (Texas Systems) L.L.C.	Delaware
Enbridge Liquids Marketing (North Texas) L.P.	Delaware
Enbridge Marketing (North Texas) L.P.	Delaware
Enbridge Marketing (U.S.) L.L.C.	Delaware
Enbridge Marketing (U.S.) L.P.	Texas
Enbridge Partners Risk Management, L.P.	Delaware
Enbridge Pipelines (East Texas) L.P.	Texas
Enbridge Pipelines (Louisiana Liquids) L.L.C.	Delaware
Enbridge Pipelines (North Texas) L.P.	Texas
Enbridge Pipelines (Oklahoma Transmission) L.L.C.	Delaware
Enbridge Pipelines (Texas Gathering) L.P.	Delaware
Enbridge Pipelines (Texas Intrastate) L.P.	Texas
Enbridge Pipelines (Texas Liquids) L.P.	Texas
H&W Pipeline, L.L.C.	Alabama
Midcoast OLP GP, L.L.C.	Delaware
Midcoast Operating, L.P.	Texas